UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2016

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The description of the Cooperation Agreement (as defined below) set forth under Item 5.02 of this Current Report on Form 8-K and as qualified in its entirety by reference to the full text of the Cooperation Agreement attached hereto as Exhibit 10.1, is incorporated by reference into this Item 1.01.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2016, Outerwall Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Engaged Capital, LLC and certain of its affiliates (“Engaged”) (in aggregate a 14.6% beneficial holder of the Company’s common stock) and Jeffrey J. Brown (“Mr. Brown”). In connection with the execution of the Cooperation Agreement, the Board of Directors of the Company (the “Board”) increased the size of the Board by one to eight members and, to fill that vacancy, appointed Mr. Brown as an independent director and as a member of the class of directors with a term expiring at the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”). The Company has also agreed to reduce the size of the Board to seven members in connection with the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”) and subsequently appoint two additional independent directors (“Additional Independent Directors”) to be submitted by Engaged to the Board, and reviewed, approved and appointed by the Board, in accordance with the procedures provided in the Cooperation Agreement, expected to be as of August 1, 2016 (the two Additional Independent Directors, together with Mr. Brown, the “New Nominees”). One of the Additional Independent Directors will be appointed in the class of directors with a term expiring at the Company’s 2018 annual meeting of stockholders and the other Additional Independent Director will be appointed in the class of directors with a term expiring at the Company’s 2019 annual meeting of stockholders. Until 30 days prior to the deadline for the submission of stockholder nominations for directors for the 2017 Annual Meeting (the “Standstill Period”), Engaged has certain rights to recommend a substitute person if any of the New Nominees is unable or unwilling to serve as a director or resigns as a director, in accordance with the terms of the Cooperation Agreement.

Pursuant to the terms of the Cooperation Agreement:

•	Engaged will not (1) nominate or recommend for nomination any person for election as a director at the 2016 Annual Meeting, (2) submit any proposal for consideration at, or bring any other business before, the 2016 Annual Meeting or any special meeting of stockholders held during the Standstill Period, or (3) initiate, encourage or participate in any “withhold” campaign with respect to the 2016 Annual Meeting.

•	At the 2016 Annual Meeting, Engaged will appear in person or by proxy and vote all shares of the Company’s common stock beneficially owned by Engaged (1) in favor of the slate of directors recommended by the Board, (2) in favor of the ratification of the appointment of the Company’s independent registered public accounting firm, and (3) in accordance with the recommendation of Institutional Shareholder Services on each other proposal to come before the 2016 Annual Meeting, subject to certain exceptions.

•	Engaged has agreed during the Standstill Period not to, among other things: (1) solicit proxies with respect to securities of the Company; (2) advise or support any person with respect to any of the matters covered by this paragraph or with respect to the voting or disposition of any securities of the Company at any annual or special meeting of stockholders; (3) encourage any person to submit nominations in furtherance of a “contested solicitation”; (4) effect or seek to effect any extraordinary transaction involving the Company or make any public statement or public disclosure regarding any plan or proposal with respect to the Company; or (5) except with unanimous approval of the Board, acquire shares of the Company’s common stock in excess of 19.99% of the Company’s then outstanding common stock.

•	The Company has agreed to reimburse Engaged an amount not to exceed $100,000 for reasonable out-of-pocket fees and expenses incurred by Engaged through the date of the Cooperation Agreement for the purpose of negotiating and executing the Cooperation Agreement and related matters.

Mr. Brown, age 55, is the chief executive officer and founding member of Brown Equity Partners, LLC (“BEP”) (a principal investment firm). Prior to founding BEP in 2007, Mr. Brown served as a founding partner and primary deal originator of Forrest Binkley & Brown (a venture capital and private equity firm) from 1993 to 2007. Mr. Brown currently serves as a director of Medifast, Inc. (a nutrition and weight loss company) and RCS Capital Corporation (an investment firm). From 2011 until 2015, Mr. Brown served as a director of Midatech Pharma PLC (a nano-medicine company). From 2012 until 2014, Mr. Brown served as a director of Nordion, Inc. (a health science company). From 2009 until 2011, Mr. Brown served as a director of Steadfast Income REIT, Inc. (a real estate investment trust). In the course of his career, Mr. Brown has also worked at Hughes Aircraft Company, Morgan Stanley & Company, Security Pacific Capital Corporation and Bank of America Corporation.

Mr. Brown will receive the standard compensation received by the Company’s non-employee directors. The standard compensation arrangements received by the Company’s non-employee directors are generally as described in the Company’s definitive proxy statement on Schedule 14A filed on April 30, 2015 with the Securities and Exchange Commission.

Mr. Brown has delivered, and prior to their appointment, each of the Additional Independent Directors will deliver, to the Company a resignation letter providing that such New Nominee will immediately resign from the Board if (1) during the Standstill Period Engaged’s holdings of common stock of the Company decrease to less than 4.99% of the Company’s then outstanding common stock or (2) a New Nominee breaches, as determined by a court, any confidentiality-related requirement under any agreement, policy, code or guideline relating to the Company.

The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The press release announcing matters relating to the Cooperation Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement by and among Outerwall Inc., Engaged Capital, LLC and certain of its affiliates, and Jeffrey J. Brown, dated as of April 11, 2016.

99.1	Press Release, dated April 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

Date: April 12, 2016	By:	/s/ Donald R. Rench
Donald R. Rench
Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Cooperation Agreement by and among Outerwall Inc., Engaged Capital, LLC and certain of its affiliates, and Jeffrey J. Brown, dated as of April 11, 2016.

99.1	Press Release, dated April 12, 2016.